Exhibit (p.6)

HEXAM Capital Partners

FSA Risk & Control Procedure Code of Ethics Version 1.0

Author:

 Stuart Richards

Date:

April 2010

CODE OF ETHICS

HEXAM Capital Partners

Index:

Section 1	What is the purpose of the Code?	Page 3

Section 2	Who is covered by the Code?	Page 3

Section 3	What securities are covered by the Code?	Page 4

Section 4	Reporting Obligations by Access Persons	Page 4
4.1 Initial and Annual Holdings Reports
4.2 Quarterly Transaction Reports

Section 5	Personal Account Dealing procedures	Page 5
5.1 Access Persons and Prior Approval Expiry
5.2 Black-out Period
5.3 Holding Period

Section 6	Conflicts of Interest / Indirect Benefits	Page 6
6.1 Gifts / Entertainment
6.1.1 Benefits Received by HEXAM
6.1.2 Benefits Provided by HEXAM
6.2 Outside interest
6.3 Borrowing
6.4 Fiduciary appointments

Section 7	Market Abuse	Page 7
7.1 Insider Dealing
7.2 Market Manipulation

Section 8	Code of Ethics – Summary	Page 10

Section 9	Disclosure Rule Requirements	Page 10

Appendix 1	Prior Approval Form	Page 12

Appendix 2	Quarterly Transaction Reports	Page 13

Appendix 3	Initial Holdings Report s	Page 14

Appendix 4	Annual Holdings Reports	Page 15

Appendix 5	Gift & Entertainment Approval Form	Page 16

HEXAM Capital Partners

1.

WHAT IS THE PURPOSE OF THE CODE?

As an investment manager HEXAM Capital Partners and all its regulated subsidiaries (HEXAM) have a fiduciary duty to place the interests of clients before the interests of HEXAM Capital Partners.

In order to assist HEXAM Capital Partners and its employees in meeting our obligations [in accordance with Securities & Exchange Commission (SEC) rules under section 204A & 206 of the Investment Advisers Act of 1940 and the requirements of Rule 17j-1 adopted by the SEC under Investment Company Act of 1940 and the Financial Services Authority (FSA) in the UK], HEXAM Capital Partners have adopted this Code of Ethics (the ‘Code’).

The Code sets out the policy and procedures to be followed in respect of:-

•

Personal Account Dealing

•

Inducements / Benefits in Kind/Gifts & Entertainment.

•

Anti-Market Abuse, Insider Dealing and Market Manipulation

The Code incorporates the following general principles which all employees are expected to uphold:-

•

At all times we must place the interest of our clients first

•

All personal securities transactions must be conducted in a manner consistent with this Code and avoid any actual or potential conflicts of interest or any abuse of an employee’s position of trust

•

Employees must not take any inappropriate advantage of their position

•

Information concerning the identity of securities and financial circumstances of the funds and investors must be kept confidential

•

Independence in the investment decision-making process must be maintained at all times

Any breach of the Code, including engaging in a prohibited transaction or failing to provide the required disclosure reports may result in disciplinary action.

2.

WHO IS COVERED BY THE CODE?

The Code applies to “access persons”.

HEXAM has defined all employees and Partners as “access persons”.

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3.

WHAT SECURITIES ARE COVERED BY THE CODE?

Securities Covered:-

•

Debt and equity securities

•

Options on securities, on indices and on currencies

•

Spread betting in financial instruments

•

IPOs and Private Placements.

•

Exchange-traded funds (ETFs), including Exchange-traded contracts

Securities Exempt:-

•

Trades in open-end Mutual Funds, i.e. OEICs or Unit Trusts (however copy    contract note must be sent to the Compliance Officer if dealing in any HEXAM managed fund)

•

Securities that are direct obligations of UK and US Government (Treasury Bills /Gilts/Bonds) - (however details of transaction must be sent post trade)

•

Certain Money Market Instruments (certificates of deposit, commercial paper, repo agreements)

•

Spread-betting transactions in non-financial instruments.

•

If an employee retains an independent adviser on a discretionary basis, transactions for such accounts are not subject to the pre-clearance requirement

•

Commodity trades

•

Foreign Exchange transactions

4.

OBLIGATIONS UNDER THE CODE

4.1

 Initial and Annual Holdings Reports

Every access person must submit a holdings report to the Compliance Officer that discloses all securities held.  The report must be submitted within the following timeframes:-

•

No later than 10 days after becoming an access person; and the information contained in the report must be current as of a date no more than 45 days prior to the date of becoming an access person (using Appendix 3); and

•

Once a year; no later than 30 days after 31 December, and the information contained in the report must be current as of a date no more than 45 days prior to the date the return is submitted (using Appendix 4).

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4.2

Quarterly Transaction Reports

All access persons, who have traded during the quarter, must complete the quarterly transaction return (Appendix 2) and submit it to the Compliance Officer no later than 30 days after the end of each calendar quarter.

If pre-approval was obtained, and a copy of the form has been submitted to the Compliance Officer, but the transaction wasn’t subsequently made this must be noted on the schedule and submitted to the Compliance Officer.

Where a broker account exists, the most recent statement must be attached to the quarterly transaction return.

Compliance will request the completion of a report from the relevant individuals (access persons who have traded) on a quarterly basis.  Access persons who have not traded in the quarter are not required to complete a quarterly return.

5.

PERSONAL ACCOUNT DEALING PROCEDURES

5.1 Access Persons and Prior Approval Expiry:

Every personal securities transaction undertaken by an access person must receive prior approval (using Appendix 1), in advance, from the Compliance Officer. The Compliance Officer will check to ensure there are no pending orders in the stock in question and ensure the transaction is not unusual.

Once a prior-approval form has been completed, the original should be submitted to the Compliance Officer.

The Compliance Officer will indicate whether or not it is permissible to trade.

You must also arrange for a broker's contract note to be sent to the Compliance Officer for every transaction executed.

Prior-approval will expire within 24 hours of the authorisation being received and therefore if the deal is not completed within this time a new form must be submitted.

5.2

Black-out period

Securities may not be transacted when there is a pending transaction in the same security for a client or within five business days after completion or withdrawal of a client transaction.

The black-out period would normally apply to IPOs and Private Placements however each one would be considered on its own merits, including whether it was a fixed price or tender offer.

5.3

Holding Period

Any securities purchased must be held for a minimum period of 60 days before they can be subsequently sold. The holding period may be waived in extenuating circumstances with the agreement of the Compliance Officer.

HEXAM Capital Partners

6.

CONFLICTS OF INTEREST / INDIRECT BENEFITS

6.1

Gifts & Entertainment

6.1.1 Benefits Received by HEXAM employees:

No employee must offer, give, solicit or accept any gift or entertainment or inducement which is likely significantly to conflict with his/her duties towards clients and/or the firm.

The general guideline is that all gifts or inducements offered or received exceeding £250 in value must be cleared with the Compliance Officer prior to the benefit being received.  Particular consideration is given to:

1.  The size of the gift/value of entertainment.

2.  The circumstances of the gift.  If there is not an apparently acceptable and appropriate reason for the gift, it may be questioned.

3.  Business Entertainment.  Meal invitations or occasional hospitality to sporting or artistic events are acceptable.  Avoid accepting or offering lavish or repeated entertainment from or to someone particularly where the offeror has a lot to gain by influencing the recipient.

All gifts and entertainment with a value of greater than £250 should be approved prior to the benefit being received.  Details of the benefit should be recorded in the Benefits Log held by the Compliance Officer.

Anything in excess of £250 must be approved by the Compliance Officer and recorded on the Benefits Log.  Collective benefits totalling £250 or more from one broker should also be signed off by the Compliance Officer.

It is the responsibility of each individual to ensure that the acceptance of any benefit in kind is signed off by the Compliance Officer prior to the event taking place.

The Benefits Logs should be retained for a period of five years.

On a quarterly basis, the Compliance Officer will review the benefits logs as part of his functional monitoring and oversight process.

6.1.2

Benefits Provided by HEXAM:

No employee must offer or give any gift or inducement which is likely significantly to conflict with his/her duties towards clients and/or the firm.

The general guideline is as follows:

o

Gifts or inducements offered must not exceed £100 in value - this limit is per person per annum and excludes promotional competition prizes of a reasonable value.

o

With regard to Retail / Institutional entertainment & training etc, the maximum limit is £7,500 per company per annum. At all times the entertainment must be ‘reasonable’, and must be justifiable i.e. excessive

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entertainment to one particular IFA must be avoided.  All entertainment must be able to be offered to other IFAs.  The maximum per person per annum is what is seen to be reasonable and can be justified as being so.

Records must be retained of any gifts given or of costs spent per head in relation to any individual who has attended an event or training seminar etc.  These details should be recorded by the Compliance Officer.  Records of benefits given should be retained for 5 years.

6.2     Outside Interests

HEXAM does not permit outside interest if they might interfere with an employee’s job performance or conflict with a client's’ interests.  Any outside business interests must be pre-cleared in writing with the Compliance Officer.

6.3     Borrowing

No employee may borrow from a client, except a bank which regularly lends to individuals.  Nor may employees accept favoured loans from any other source – for example credit facilities from a broker or counterparty in personal transactions – without the Compliance Officer’s written permission.

6.4     Fiduciary Appointments

All trustee and executor/ directorships must be declared in writing to the Compliance Officer by all employees, and written permission must have been obtained before accepting personal fiduciary appointments outside Ignis.

7.

MARKET ABUSE

7.1

Insider Dealing

It is illegal for ALL employees to use “inside information” to purchase or sell financial securities (such as stocks, bonds or options).

Law requires that you do not use inside information to profit or reduce losses from buying or selling financial securities.  This means that you may not use confidential information to trade in the securities of any company.  Also, employees are restricted from conveying inside information to non-employees via any method of communication.  Examples of unpublished price-sensitive information include: tender offers, anticipated acquisitions, earnings forecasts, regulatory approvals, joint ventures and licensing agreements.

Securities law violations are taken very seriously.  Government agencies are able to monitor trading activities through computerised records searches, with violations of law resulting in civil and criminal penalties against both the company and individual employees.  If you are uncertain about the type of information you possess, or to learn more about these laws, you should consult the Compliance Officer.

Note that employees in supervisory positions can also be penalised if they deliberately or recklessly fail to prevent insider trading by employees under their supervision – failure to do so can result in criminal and civil penalties.

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Extract from Criminal Justice Act 1993:

“Section 52 - The offence

(1) An individual who has information as an insider is guilty of insider dealing if, in the circumstances mentioned in subsection (3), he deals in securities that are price-affected securities in relation to the information.

(2) An individual who has information as an insider is also guilty of insider dealing if—

(a) he encourages another person to deal in securities that are (whether or not that other knows it) price-affected securities in relation to the information, knowing or having reasonable cause to believe that the dealing would take place in the circumstances mentioned in subsection (3); or

(b) he discloses the information, otherwise than in the proper performance of the functions of his employment, office or profession, to another person.

(3) The circumstances referred to above are that the acquisition or disposal in question occurs on a regulated market, or that the person dealing relies on a professional intermediary or is himself acting as a professional intermediary.

Section 56 - “Inside information”

(1) For the purposes of this section and section 57, “inside information” means information which—

(a) relates to particular securities or to a particular issuer of securities or to particular issuers of securities and not to securities generally or to issuers of securities generally;

(b) is specific or precise;

(c) has not been made public; and

(d) if it were made public would be likely to have a significant effect on the price of any securities.

(2) For the purposes of this Part, securities are “price-affected securities” in relation to inside information, and inside information is “price-sensitive information” in relation to securities, if and only if the information would, if made public, be likely to have a significant effect on the price of the securities.

(3) For the purposes of this section “price” includes value”.

The following behaviours are, in the opinion of the FSA, market abuse (insider dealing):

(1)  dealing on the basis of inside information which is not trading information;

(2)  front running/pre-positioning - that is, a transaction for a person's own benefit, on the basis of and ahead of an order which he is to carry out with or for another (in respect of which information concerning the order is inside information), which takes advantage of the anticipated impact of the order on the market price;

(3)  in the context of a takeover, an offeror or potential offeror entering into a transaction in a qualifying investment, on the basis of inside information concerning the proposed bid, that provides merely an economic exposure to movements in the price of the target company's shares (for example, a spread bet on the target company's share price); and

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(4)  in the context of a takeover, a person who acts for the offeror or potential offeror dealing for his own benefit in a qualifying investment or related investments on the basis of information concerning the proposed bid which is inside information.

Procedures Against Insider Dealing

1.

No employee shall engage in a securities transaction with respect to any securities of any other company, except in accordance with the specific procedures set forth in this Code of Ethics.

2.

Employees shall submit reports concerning each securities transaction and verify their personal ownership of securities in accordance with the procedures set forth in this Code of Ethics.

3.

Because even inadvertent disclosure of material non-public information to others can lead to significant legal difficulties, do not discuss material non-public information about the company or other companies with anyone, including other employees, except as required in the performance of your regular duties.  In addition, care should be taken so that such information is securely held.

4.

If you have any doubts or questions in relation to any information in your possession or as to any of the applicability or interpretation of any of the foregoing procedures or as to the propriety of any action, you should contact the Compliance Officer.  Until advised to the contrary by the Compliance Officer, you should presume that the information is unpublished price-sensitive information and you should not trade in the securities or disclose this information to anyone.

7.2

Market Manipulation

Extract from Financial Services and Markets Act 2000

“Section 397 - Misleading statements and practices

(1) This subsection applies to a person who—

(a) makes a statement, promise or forecast which he knows to be misleading, false or deceptive in a material particular;

(b) dishonestly conceals any material facts whether in connection with a statement, promise or forecast made by him or otherwise; or

(c) recklessly makes (dishonestly or otherwise) a statement, promise or forecast which is misleading, false or deceptive in a material particular.

(2) A person to whom subsection (1) applies is guilty of an offence if he makes the statement, promise or forecast or conceals the facts for the purpose of inducing, or is reckless as to whether it may induce, another person (whether or not the person to whom the statement, promise or forecast is made)—

(a) to enter or offer to enter into, or to refrain from entering or offering to enter into, a relevant agreement; or

(b) to exercise, or refrain from exercising, any rights conferred by a relevant investment.

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(3) Any person who does any act or engages in any course of conduct which creates a false or misleading impression as to the market in or the price or value of any relevant investments is guilty of an offence if he does so for the purpose of creating that impression and of thereby inducing another person to acquire, dispose of, subscribe for or underwrite those investments or to refrain from doing so or to exercise, or refrain from exercising, any rights conferred by those investments”.

The following behaviours are, in the opinion of the FSA, market abuse (manipulating transactions) of a type involving false or misleading impressions:

(1)  buying or selling qualifying investments at the close of the market with the effect of misleading investors who act on the basis of closing prices, other than for legitimate reasons;

(2)  wash trades - that is, a sale or purchase of a qualifying investment where there is no change in beneficial interest or market risk, or where the transfer of beneficial interest or market risk is only between parties acting in concert or collusion, other than for legitimate reasons;

(3)  painting the tape - that is, entering into a series of transactions that are shown on a public display for the purpose of giving the impression of activity or price movement in a qualifying investment; and

(4)  entering orders into an electronic trading system, at prices which are higher than the previous bid or lower than the previous offer, and withdrawing them before they are executed, in order to give a misleading impression that there is demand for or supply of the qualifying investment at that price.

8.

CODE OF ETHICS – A SUMMARY:

The Code applies accordingly to the following categories (Note HEXAM Capital Partners has deemed all Partners and employees to be Access Persons):

Personal Account Dealing
					Insider	Indirect
	Pre- approval	Copy Contract	Quarterly transactions	Annual holdings	Dealing	Benefits
Access Person	✓	✓	✓	✓	✓	✓
Connected Persons	x	✓	x	x	✓	x

9.

DISCLOSURE RULES REQUIREMENTS

The Disclosure Rules (which are derived from the Market Abuse Directive) apply to ‘issuers’ who have requested or approved admission of their securities to a regulated market based in the UK.  The rules also apply to persons discharging managerial responsibility in those issuers and their associates.

HEXAM Capital Partners

DR3 - Transaction by persons discharging managerial responsibilities and their connected persons

DR3 requires that all persons who are ‘discharging managerial responsibilities’ on behalf of the issuer [along with an issuer’s Directors (already a Listing Rules requirement) and connected persons] must notify the issuer of all dealings / transactions carried out on their own account in that stock.  The issuer must be notified by the individual within 4 business days of the transactions.

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PRIOR APPROVAL FORM

   Appendix 1

PERSONAL DEALING REQUEST AND CONSENT FORM COMPLETED FORM MUST BE SENT TO THE FSA RISK & CONTROL OFFICER
[A] INDIVIDUAL
Name (please print)
Type of transaction (please circle)	BUY / SELL
Name of security
Type of security
Amount (shares and/or approx £ value)
Broker

I confirm that I am not aware of any conflict of interest which would materialise should I conduct this personal deal, this consent if given is only valid for 24 hours and, if sell, the security has been held for a minimum of 60 days.

Signature
Date
Time Requested
[B] Compliance SIGN OFF
Name (please print)
Is there a pending transaction in this stock? (please circle)	Y / N
Has this stock been traded by HEXAM in the previous 5 business days? (please circle)	Y / N
This individual has / has not been given my consent to personally deal on the above stock within the next 24 hours.
Signature
Date
Time Requested
Deal traded within 24 hours of consent	Y / N
[C] COMPLIANCE
Reference Number
Independent confirmation – no ongoing trade and/or transaction within 5 previous business days (attached Icon report)	Y / N
Contract note received	Y / N
Reviewed by
Date

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Appendix 2

QUARTERLY TRANSACTION REPORT – QUARTER ENDING

All access persons, who have traded during the quarter, must complete this return and submit it to the Compliance Officer no later than 30 days after the end of each calendar quarter.  If any pre-approved trades have been made, a copy of the broker/counterparty confirmation must be attached [if not already sent to Compliance].  If the trade was not made, this must be noted on the schedule.

PERSONAL TRANSACTIONS DURING THE PERIOD:

Security Name	Quantity	Price	Principal Amount	Broker	Buy/Sell

QUARTERLY DECLARATION

I confirm that the schedule above, together with any attached copies of broker confirmations, represents all the transactions undertaken during the quarter noted above and all the information that I am required to report in accordance with FSA rules and the Code of Ethics.  These include both personal transactions and any other transactions (e.g. Connected Persons) over which I have any influence.

Signed ______________________________	Date______________________

Print Name____________________________

Date______________________
_____________________________________
Countersigned by the Compliance Officer

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Appendix 3

INITIAL HOLDINGS REPORT

[1]

Acknowledgement Certification

I confirm that:-

•

I have read and understood the Code of Ethics.

•

I understand that I must disclose or report all personal securities transactions required to be disclosed or reported and comply in all other respects with the requirements of the Code.

•

 I agree to co-operate fully with any investigation or inquiry as to whether a possible violation of the Code has occurred.

•

 I understand that any failure to comply in all aspects with the above procedures may lead to disciplinary action.

[2]

Personal Securities Holdings

In accordance with the Code of Ethics, listed below are all securities (other than exempt securities) in which I have a beneficial interest in and all securities (other than exempt securities) in non-client accounts for which I make investment decisions.

Security Name	Quantity	Broker

(Attach a separate sheet if necessary)

Signed___________________________	Date___________________________

Print Name________________________

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Appendix 4

ANNUAL HOLDINGS REPORT

[1]

Acknowledgement Certification

I confirm that:-

•

 I have read and understood the attached Code of Ethics.

•

I have complied with the requirements of the Code of Ethics for the year ended                   and have disclosed or reported all personal securities transactions as required.

•

I agree to co-operate fully with any investigation or inquiry as to whether a possible violation of the Code has occurred.

•

 I understand that any failure to comply in all aspects with the above procedures may lead to disciplinary action.

[2]

Personal Securities Holdings

In accordance with the Code of Ethics, listed below are all securities (other than exempt securities) in which I have a beneficial interest in and all securities (other than exempt securities) in non-client accounts for which I make investment decisions.

Security Name	Quantity	Broker

(Attach a separate sheet if necessary)

Signed___________________________	Date___________________________

Print Name________________________

HEXAM Capital Partners

Gift/Entertainment Approval Form

First Name:	Position:

Surname:	Date:

Is the gift/entertainment being offered or received?

Name of employee offering or receiving the gift:

Gift/entertainment offered to/received from (name of counterparty/client etc):

Nature of gift/entertainment:

Reason for gift/entertainment:

Approximate value:

Any other relevant information:

Signed___________________________	Date___________________________

Name____________________________
Print Name

Approval_________________________	Date____________________________